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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                 FORM 8-K/A


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) August 5, 1997



                          Ticketmaster Group, Inc.
           (Exact name of registrant as specified in its charter)


       Illinois                 0-21631                     36-3597489
   (State or other             (Commission                (IRS Employer
   jurisdiction of             File Number)             Identification No.)
   incorporation)

             8800 Sunset Boulevard, West Hollywood, CA     90069
            (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code (310)360-6000


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On August 5, 1997, the Registrant engaged Ernst & Young LLP as its independent accountant to audit the financial statements of the Registrant and its subsidiaries for the fiscal year ending January 31, 1998, to replace KPMG Peat Marwick LLP who were dismissed as independent auditors of the Registrant effective August 5, 1997. The decision to change independent accountants was approved by the Registrant's Board of Directors.

     The reports of KPMG Peat Marwick LLP on the Registrant's financial statements as of and for the years ended January 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding August 5, 1997, there were no disagreements between the Registrant and KPMG Peat Marwick LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make a reference to the subject matter of the disagreement in connection with its report.

     None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding August 5, 1997.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding August 5, 1997, the Registrant did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Registrant has requested KPMG Peat Marwick LLP to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated August 19, 1997, is filed as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

     16.1 Letter, dated August 19, 1997, from KPMG Peat Marwick LLP



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         TICKETMASTER GROUP, INC.




August 19, 1997                                By: /s/ Stuart W. DePina
                                                  -----------------------------
                                                  Stuart W. DePina, Vice
                                                    President-Finance and
                                                      Treasurer